UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2022

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

100 Washington Street, Suite 100
Reno, NV 89503

(Address of principal executive offices)

Tel: (775) 473-4744

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously reported on a Current Report on Form 8-K filed by the Registrant on February 28, 2022, the Registrant’s sole director, Ryan Melsert (the “Sole Director”) elected Elizabeth Lowery, Julie Blunden, Rick Fezell, and Sherif Marakby (the “New Directors”) to the Board of Directors of the Company (the “Board”) effective March 1, 2022. At the time of the election, the Sole Director had not made a determination regarding any committee assignments for the New Directors.

On March 22, 2022, the Board appointed Mr. Fezell to serve as Chair of the Audit Committee, as well as a member of the Compensation committee. Ms. Blunden was appointed to the Audit Committee and Nomination and Governance Committee, and to serve as Chair of the Compensation Committee. Ms. Lowery was appointed as Chair of the Nomination and Governance Committee, as a member of the Compensation Committee, and to serve as Lead Independent Director. Mr. Marakby was appointed to the Audit Committee and the Nomination and Governance Committee.

Additionally, Mr. Melsert was elected to serve as Chairman of the Board and Andrés Meza was elected to serve as Secretary of the Board.

This Form 8-K/A is filed as an amendment to each of the above-mentioned Forms 8-K and in accordance with instruction no. 2 of the Instructions to Item. 5.02.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: March 30, 2022	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer

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